Exhibit 99.(m)(4)(s)

VIRTUS OPPORTUNITIES TRUST
(the “Fund”)

AMENDMENT NO. 19 TO
CLASS C SHARES
AMENDED AND RESTATED DISTRIBUTION PLAN PURSUANT TO RULE 12b-1
under the
INVESTMENT COMPANY ACT OF 1940

THIS AMENDMENT made effective as of the 26th day of January, 2026 amends that certain Class C Shares Amended and Restated Distribution Plan Pursuant to Rule 12b-1 under the Investment Company Act of 1940, dated March 1, 2007, and amended on June 27, 2007, September 24, 2007, October 1, 2007, January 31, 2008, March 2, 2009, April 21, 2009, June 30, 2010, September 14, 2010, March 15, 2011, August 28, 2012,December 18, 2012, June 10, 2013, December 18, 2013, November 13, 2014, March 19, 2015, September 30, 2019, November 21, 2019, and June 14, 2021 by and for the Fund (the “Plan”) as herein below provided.

W I T N E S S E T H:

WHEREAS, the Fund wishes to amend Appendix A of the Plan to reflect the removal of the Virtus Duff & Phelps Global Infrastructure Fund, Virtus Duff & Phelps International Real Estate Securities Fund, Virtus Duff & Phelps Real Asset Fund, Virtus FORT Trend Fund, Virtus KAR Developing Markets Fund, Virtus KAR International Small-Cap Fund, Virtus Newfleet High Yield Fund, Virtus Seix Tax-Exempt Bond Fund (f/k/a Virtus Newfleet Tax-Exempt Bond Fund), Virtus Vontobel Foreign Opportunities Fund, Virtus Vontobel Global Opportunities Fund, and Virtus Vontobel Greater European Opportunities Fund each of which either no longer exists or has ceased to offer Class C shares, and to otherwise update the schedule.

NOW, THEREFORE, in consideration of the foregoing premise, the Fund hereby agrees that the Plan is amended as follows:

1.	Appendix A to the Plan is hereby replaced with Appendix A attached hereto and made a part of the Plan.

2.	Except as herein provided, the Plan shall be and remain unmodified and in full force and effect. All initial capitalized terms used herein shall have such meanings as ascribed thereto in the Plan.

APPENDIX A
(as of January 26, 2026)

Virtus Duff & Phelps Global Real Estate Securities Fund
Virtus Duff & Phelps Real Estate Securities Fund
Virtus KAR Emerging Markets Small-Cap Fund
Virtus KAR International Small-Mid Cap Fund
Virtus Newfleet Core Plus Bond Fund
Virtus Newfleet Low Duration Core Plus Bond Fund
Virtus Newfleet Multi-Sector Intermediate Bond Fund
Virtus Newfleet Multi-Sector Short Term Bond Fund
Virtus Newfleet Senior Floating Rate Fund
Virtus SGA Emerging Markets Equity Fund